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                                                                     Exhibit 5.1

                       [Letterhead of The Boeing Company]

November 13, 2001

The Boeing Company
100 North Riverside
Chicago, Illinois 60606-1596

RE:  Registration Statement on Form S-8

Gentlemen and Ladies:

As Assistant General Counsel of The Boeing Company (the "Company"), I have acted as counsel in connection with the Registration Statement on Form S-8 that is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 136,107 shares of common stock, $5.00 par value per share, of the Company (the "Shares"). The Shares may be issued pursuant to the following plans (together, the "Plans"):

BAO Voluntary Savings Plan                           90,698 shares

The Boeing Company Voluntary Investment Plan         45,409 shares

I have examined the Registration Statement and a copy of the Restated Certificate of Incorporation of the Company and any amendments thereto to date, a copy of the By-Laws of the Company as amended to date, and such resolutions of the Board of Directors of the Company and other documentation as I have deemed necessary for the purpose of this opinion.

Based upon and subject to the foregoing, I am of the opinion that the Shares that may be issued by the Company pursuant to the Plans as original issuance shares, upon the due execution by the Company and registration by its registrar of the Shares and the issuance thereof by the Company in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

        /s/ James C. Johnson
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          James C. Johnson
Vice President, Corporate Secretary
   and Assistant General Counsel